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                                                                      EXHIBIT 99


                                  EXHIBIT A

              ORGANIZATION OF THE COMPANY AS OF SEPTEMBER 30, 1995





                                DON GRAY ANGELL

                                      |

                             THE UNITED GROUP, INC.

                             52.78% (1) (2)

                                      |

     ----------------   UNITED FINANCIAL SERVICES, INC.   ----------------

                        100% (2)
           |                                                        |

     UNITED LANDMARK,                 |                          UFS LIFE
          INC.                                                 REINSURANCE
     100% (2)                                                    COMPANY
                                                               100% (2)
                                     UNITED
                                   FINANCIAL
                                 SERVICES, INC.
                                    OF N.C.
                                 100% (2)



(1)  The Registrant.

(2)  A North Carolina Corporation.

(3)  An Arizona Corporation.